UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	November 21 2008
(November 17, 2008)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 3.02 Unregistered Sales of Equity Securities

On August 16, 2004, PNM Resources, Inc. (“PNMR”) announced that Cascade Investment, L.L.C. (“Cascade”) had agreed to invest $100 million in equity-linked securities to be issued by PNMR.  The transaction was described in a Current Report on Form 8-K filed by PNMR on August 16, 2004 with the Securities and Exchange Commission (“SEC”).

On October 7, 2005, PNMR completed the transaction and issued $100 million of equity-linked securities, known as Hybrid Income Term Security (“HITS”) Units, to Cascade.  The transaction was described in a Current Report on Form 8-K filed by PNMR on October 14, 2005 with the SEC.  The HITS Units contained mandatory obligations under which the holder was required to purchase $100 million of PNMR’s common stock, or at its election, preferred stock, on the purchase contract settlement date, as well as a 2.5% undivided beneficial ownership interest in a 5.1% Senior Note initially due 2010 (the “Senior Notes”).

PNMR’s Board of Directors adopted a Statement of Resolutions Establishing a Series of Preferred Stock of PNMR (the “Resolution”) to be designated “Convertible Preferred Stock, Series A” (the “Series A Preferred Stock”), to be issued in the event Cascade elected to purchase preferred stock to settle its mandatory obligations. The Resolution sets forth the designation, preferences, privileges and voting powers of the Series A Preferred Stock.  On October 27, 2008, PNMR’s Restated Articles of Incorporation, dated August 3, 2006, were amended upon the filing of the Resolution with the New Mexico Public Regulation Commission.  The establishment of the Series A Preferred Stock was reported in a Current Report on Form 8-K filed by PNMR on October 31, 2008 (the “October 31 Form 8-K”) with the SEC.

On October 31, 2008, Cascade provided notice of its election to purchase preferred stock to settle its obligations under the HITS Units.  Therefore, on November 17, 2008, the Company issued 477,800 shares of Series A Preferred Stock to Cascade in a private transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).  The consideration PNMR received for the issuance of Series A Preferred Stock was Cascade’s tender of the Senior Notes, which had been pledged to secure Cascade’s obligations pursuant to the settlement of the HITS.  PNMR received no additional proceeds for the issuance of the Series A Preferred Stock and the $100 million principal amount of outstanding Senior Notes was cancelled.

The designation, preferences, privileges and voting powers of the Series A Preferred Stock are set forth in PNMR’s Articles of Incorporation, as amended to date, filed herewith as Exhibit 3.1, which designation, preferences, privileges and voting powers are incorporated herein by reference.  The Series A Preferred Stock was issued in reliance upon the exemption from registration provided by Rule 506 of Regulation D (“Regulation D”) under the Securities Act, with Cascade being an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D).

The Series A Preferred Stock discussed in this Current Report on Form 8-K has not been registered under the Securities Act or any state securities laws and may not be reoffered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.  This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities.

Item 3.03 Material Modification to Rights of Security Holders.

Reference is made to the information set forth under Item 3.02 above and is incorporated into this Item 3.03 by reference.

Item 8.01 Other Events.

A. Description of common stock

PNMR is hereby updating the description of the common stock of PNMR that was provided in its Current Report on Form 8-K filed with the SEC on August 17, 2006, which updated the description provided in its Current Report on Form 8-K filed December 31, 2001.

DESCRIPTION OF COMMON STOCK OF PNM RESOURCES, INC.

The following descriptions of our common stock and the relevant provisions of the articles of incorporation of PNMR, as amended through October 27, 2008 (our “Articles of Incorporation”), and by-laws are summaries and are qualified by reference to our Articles of Incorporation filed with the SEC as exhibit 3.1 to this Current Report (incorporated by reference herein) and the by-laws previously filed with the SEC as an exhibit to our Current Report on Form 8-K as filed June 27, 2007 (incorporated by reference herein). The following also summarizes certain applicable provisions of the New Mexico Business Corporation Act and the New Mexico Public Utility Act and those summaries are qualified by reference to those Acts.

Our authorized capital stock consists of 120,000,000 shares of common stock, no par value and 10,000,000 shares of preferred stock, no par value. As of November 20, 2008, 86,498,465 shares of our common stock and 477,800 shares of our Series A Preferred Stock were outstanding.  Each share of Series A Preferred Stock is convertible at the option of the holder at any time into 10 shares of common stock, subject to certain anti-dilution adjustments.

Dividend Rights

After giving effect to any prior rights of our preferred stock, we will pay dividends on our common stock as determined by our Board of Directors (the “Board”) out of legally available funds. Our ability to pay dividends depends primarily upon the ability of our subsidiaries to pay dividends or otherwise transfer funds to us. Various financing arrangements, charter provisions and regulatory requirements may impose certain restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances.

Unless waived by the holders of at least two-thirds of the number of then outstanding shares of Series A Preferred Stock, no dividend on our common stock shall be determined unless a dividend on the Series A Preferred Stock is declared and paid at the same time in an amount equal to the dividend that would be received by a holder of the number of shares (including fractional shares) of common stock into which such Series A Preferred Stock is convertible on the record date for such dividend.

Voting Rights

Holders of common stock are entitled to one vote for each share held by them on all matters submitted to our shareholders. Holders of our common stock do not have cumulative voting rights in the election of directors. The New Mexico Business Corporation Act and our Articles of Incorporation and by-laws generally require the affirmative vote of a majority of the shares represented at a shareholder meeting and entitled to vote for shareholder action, including the election of directors. Under the New Mexico Business Corporation Act, some corporate actions, including amending the articles of incorporation and approving a plan of merger, consolidation or share exchange, require the affirmative vote of a majority of the outstanding shares entitled to vote, which could include, in certain circumstances, classes of preferred stock.

Our Articles of Incorporation limit the Board to designating voting rights for classes of preferred stock only (1) when dividends on the preferred stock are not paid, (2) when proposed changes to the Articles of Incorporation would adversely affect preferred shareholders’ rights and privileges or (3) if the Board issues a series of preferred stock convertible into common stock and confers upon the holders of such convertible preferred stock the right to vote as a single class with holders of common stock on all matters submitted to a vote of holders of common stock at a meeting of shareholders other than for election of directors, with the same number of votes as the number of shares of common stock into which the shares of such preferred stock are convertible, provided that at all times the aggregate preferred stock outstanding with such voting rights is convertible into no more than 12 million shares of common stock. The 477,800 currently outstanding shares of Series A Preferred Stock are convertible into 4,778,000 shares of common stock, subject to certain anti-dilution adjustments.

Holders of each outstanding share of Series A Preferred Stock are entitled to vote as a single class with holders of our common stock on all matters except the election of directors and are entitled to the number of votes corresponding to the number of shares of common stock into which such Series A Preferred Stock is convertible on the record date for determining shareholders entitled to vote.

Our Articles of Incorporation do not allow our directors to create classes of directors.  All directors are elected annually.

Liquidation Rights

In the event we are liquidated or dissolved, either voluntarily or involuntarily, the holders of our preferred stock will have priority (after any of our creditors) with respect to the distribution of assets. After the holders of our preferred stock are paid their aggregate liquidation preference, the holders of our common stock will be entitled, subject to the rights, if any, of the holders of our preferred stock, to share ratably (according to the number of shares held by them) in all of our remaining assets available for distribution.

Each share of Series A Preferred Stock is entitled to a liquidation preference of $1.00 per share.  After that claim is satisfied, holders of our common stock are entitled to, ratably, an amount equal to $1.00, divided by the number of shares of common stock into which a share of Series A Preferred Stock is then convertible, and multiplied by the number of shares of common stock then outstanding.  After that claim is satisfied, all remaining assets will be distributed to the holders of the Series A Preferred Stock and common stock ratably on the basis of the number of shares of outstanding common stock and, in the case of the Series A Preferred Stock, the number of shares of common stock into which the outstanding shares of Series A Preferred Stock are then convertible.

Preemptive Rights

The holders of our common stock do not have a preemptive right to purchase shares of our authorized but unissued shares, or securities convertible into shares or carrying a right to subscribe to or acquire shares, except under the terms and conditions as may be provided by our Board in its sole judgment.

As discussed above, each share of Series A Preferred Stock is convertible at the option of the holder at any time into 10 shares of common stock, subject to certain anti-dilution adjustments.

Listing

Our common stock is listed on the New York Stock Exchange under the “PNM” symbol.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is BNY Mellon Shareowner Services, Jersey City, New Jersey.

Certain Other Matters

Our Articles of Incorporation and by-laws include a number of provisions that may have the effect of discouraging persons from acquiring large blocks of our stock or delaying or preventing a change in our control. The material provisions that may have such an effect include:

•
authorization for our Board to issue our preferred stock in series and to fix rights and preferences of the series (including, among other things, whether, and to what extent, the shares of any series will have voting rights, within the limitations described above, and the extent of the preferences of the shares of any series with respect to dividends and other matters);

•	advance notice procedures with respect to any proposal other than those adopted or recommended by our Board; and

•
provisions specifying that only a majority of the Board, the chairman of the Board, the president or holders of not less than one-tenth of all our shares entitled to vote may call a special meeting of stockholders.

Under the New Mexico Public Utility Act, approval of the New Mexico Public Regulation Commission is required for certain transactions which may result in our change in control or exercise of control.”

B. PNMR Direct Plan

          The PNM Resources, Inc. Direct Plan (“Plan”) allows investors to invest in PNMR common stock, no par value, with an initial minimum investment of $50 and to reinvest cash dividends in additional shares of common stock.  As previously reported in a Current Report on Form 8-K filed August 31, 2006, (1) offering of shares of common stock under the Plan was registered pursuant to a Registration Statement on Form S-3, File No. 333-100186, filed September 30, 2002, as amended to date, (2) the current Plan was filed as Exhibit 99.1 to the Current Report filed August 31, 2006, and (3) the terms of the current Plan were outlined in the Prospectus dated August 31, 2006 filed with the SEC on August 31, 2006 under File No. 333-100186.

          Pursuant to Rule 415, PNMR is continuing the registration of shares offered under the Plan by filing separately today with the SEC a Prospectus Supplement dated November 21, 2008 to PNMR’s Registration Statement on Form S-3ASR, File No. 333-136713, filed August 18, 2006.  This Prospectus Supplement outlines the terms and conditions of the offering of shares of Common Stock under the Plan filed as Exhibit 99.1 to the Current Report filed August 31, 2006.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number      Exhibit

3.1	Articles of Incorporation of PNM Resources, Inc., as amended to date (Certificate of Amendment dated October 27, 2008 and Restated Articles of Incorporation dated August 3, 2006)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
(Registrant)

Date: November 21, 2008	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)